Exhibit 99.1

KFORCE REPORTS FIRST QUARTER 2023 REVENUE OF $406.0 MILLION
TECHNOLOGY FLEX REVENUE GREW APPROXIMATELY 2.2% YEAR-OVER-YEAR
EARNINGS PER SHARE OF $0.82

TAMPA, FL, May 8, 2023 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the first quarter of 2023.
Quarterly Financial Highlights
•Revenue for the quarter ended March 31, 2023 was $406.0 million compared to $417.0 million for the quarter ended March 31, 2022, a decrease of 2.6% year-over-year.
•Overall Technology revenue increased 1.4% and FA revenue decreased 27.9% year-over-year.
•Gross profit margins of 28.1% and Flex gross profit margins of 26.2% decreased 160 and 90 basis points year-over-year, respectively.
•SG&A expenses as a percentage of revenue was 22.0% for the quarter ended March 31, 2023, which decreased 80 basis points year-over-year.
•Operating margins were 5.8% for the quarter ended March 31, 2023, a decrease of 90 basis points year-over-year.
•Net income for the quarter ended March 31, 2023 was $16.2 million, or $0.82 per share, as compared to $19.2 million, or $0.93 per share, in the quarter ended March 31, 2022.
•Returned $17.0 million in capital to our shareholders through $10.0 million in share repurchases and $7.0 million in dividends.
Management Commentary
Joseph J. Liberatore, President and Chief Executive Officer, “While first quarter revenues were at the low end of our guidance, our Technology staffing and solutions business continued to grow on a year-over-year basis even off of tough prior year comparables. We are pleased that earnings per share was at the midpoint of our expectations reflecting our highly variable and performance-based cost model. Though clients continue to move forward with mission critical projects, broadly speaking, they appear to be exercising restraint against the backdrop of the current macroeconomic uncertainties as it relates to technology spend that can be moderated without significant impacts. Despite the recent slowing, we firmly believe that the strength of the secular drivers of demand in technology, which accelerated coming out of both the Great Recession and the Pandemic, remains intact.”
Kye Mitchell, Chief Operations Officer, said, “As has been widely reported this earnings season, sales cycles have been longer than usual because of the uncertainties in the macroeconomic environment. However, client sentiment indicates that they're committed to starting new projects that are mission critical and we have seen many recent wins across multiple industries. We have a broad client portfolio which includes large, market-leading customers. We believe this strong customer base, and our ability to identify highly skilled technology talent that remains in short supply, will be positive catalysts for continued long-term, sustainable, above-market performance. Overall average bill rates in our Technology business remain near record levels at approximately $89 per hour and were up 4.7% year-over-year.”
David M. Kelly, Chief Financial Officer, said, “We expect operating cash flows to approximate $120 million in 2023. These strong cash flows should allow us to continue to make incremental investments in our business that we believe will benefit our shareholders in the long term while continuing to return capital. Overall, we believe our strategy has put us in an exceptional place, even with the ongoing macroeconomic uncertainties.

We continued to be active in repurchasing $10.0 million of our stock in the first quarter. Since 2007, we have reduced our weighted average shares outstanding from 42.3 million to 19.7 million, or more than 50%. All in, we have returned approximately $850 million in capital to our shareholders since 2007, which has represented approximately 75% of the cash we generated, while significantly growing our business and improving profitability levels. Our plans going forward are no different as we intend to continue to return capital to our shareholders regardless of the economic climate.
Our Board of Directors approved a second quarter cash dividend of $0.36 per share to shareholders of record as of the close of business on June 16, 2023, which will be payable on June 30, 2023.”
Second Quarter 2023 - Guidance
Looking forward to the second quarter of 2023, there will be 64 billing days, which is the same as the first quarter of 2023 and the second quarter of 2022. Current estimates for the second quarter of 2023 are:
•Revenue of $392 million to $400 million
•Earnings per share of $0.94 to $1.02
•Gross profit margin of 28.7% to 28.9%
•Flex gross profit margin of 26.6% to 26.8%
•SG&A expense as a percent of revenue of 21.7% to 21.9%
•Operating margin of 6.5% to 6.9%
•WASO of 19.5 million
•Effective tax rate of 27.5%
Conference Call
On Monday, May 8, 2023, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (888) 550-5417 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the News and Events section.
The replay of the call can be accessed at http://investor.kforce.com from 8:00 p.m. E.T., May 8, 2023 until May 7, 2024.
About Kforce Inc.
Kforce is a solutions firm specializing in technology and other professional staffing services. Each year, we provide career opportunities for approximately 25,000 highly skilled professionals on a temporary, consulting or direct-hire basis. These professionals work with approximately 2,500 clients, including a significant majority of the Fortune 500, helping them conquer challenges and meet their digital transformation goals. Together, we reimagine how business gets done. For more than 60 years, we’ve achieved our clients’ objectives by combining a KNOWLEDGEforce®—our namesake—with flexibility and an unmatched drive for excellence.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the strength of the secular drivers of demand in technology remaining intact, the catalysts for continued long-term, sustainable, above-market performance, the Firm’s expected 2023 operating cash flows, the Firm’s incremental investments in its business and the benefit of such investments to the Firm’s shareholders in the long term, the Firm’s commitment to return capital to its shareholders regardless of the economic climate, the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the second quarter of 2023. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions; growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; changes in client demand or our ability to adapt to such changes; a constraint in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; changes in business or service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses, income, gains or losses; the effect of adverse weather conditions; changes in our effective tax rate; our ability to comply with government regulations, laws, orders, guidelines and policies that impact our business; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; continued performance of and improvements to our enterprise information systems; impacts of actual or potential litigation or other legal or regulatory matters or liabilities, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ended December 31, 2022, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan,” "in our view" and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenue	$405,997	$419,662	$416,967
Direct costs	292,021	300,183	293,081
Gross profit	113,976	119,479	123,886
Selling, general and administrative expenses	89,339	94,313	95,049
Depreciation and amortization	1,234	1,213	1,093
Income from operations	23,403	23,953	27,744
Other expense, net	1,045	14,756	1,433
Income from operations, before income taxes	22,358	9,197	26,311
Income tax expense	6,148	2,125	7,130
Net income	$16,210	$7,072	$19,181

Earnings per share – diluted	$0.82	$0.35	$0.93

Weighted average shares outstanding – diluted	19,667	20,077	20,730
Adjusted EBITDA	$28,729	$31,454	$33,274

Billing days	64	61	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$171	$121
Trade receivables, net of allowances	266,525	269,496
Prepaid expenses and other current assets	8,213	8,143
Total current assets	274,909	277,760
Fixed assets, net	10,036	8,647
Other assets, net	71,682	75,771
Deferred tax assets, net	3,485	4,786
Goodwill	25,040	25,040
Total assets	$385,152	$392,004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$69,615	$72,792
Accrued payroll costs	46,893	48,369
Current portion of operating lease liabilities	3,800	4,576
Income taxes payable	5,449	5,696
Total current liabilities	125,757	131,433
Long-term debt – credit facility	22,300	25,600
Other long-term liabilities	51,370	52,773
Total liabilities	199,427	209,806
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	732	732
Additional paid-in capital	512,572	507,734
Accumulated other comprehensive income	—	6
Retained earnings	501,630	492,764
Treasury stock, at cost	(829,209)	(819,038)
Total stockholders’ equity	185,725	182,198
Total liabilities and stockholders’ equity	$385,152	$392,004

Kforce Inc.
Key Statistics
(Unaudited)

	Q1 2023	Q4 2022	Q1 2022
Total Firm
Total Revenue (000’s)	$405,997	$419,662	$416,967
GP %	28.1%	28.5%	29.7%
Flex revenue (000’s)	$395,532	$407,916	$401,866
Hours (000's)	4,780	4,958	5,272
Flex GP %	26.2%	26.4%	27.1%
Direct Hire revenue (000’s)	$10,465	$11,746	$15,101
Placements	512	532	817
Average fee	$20,452	$22,070	$18,479
Billing days	64	61	64
Technology
Total Revenue (000’s)	$364,844	$372,631	$359,905
GP %	27.0%	27.3%	28.5%
Flex revenue (000’s)	$359,524	$366,760	$351,716
Hours (000’s)	4,032	4,072	4,122
Flex GP %	25.9%	26.1%	26.8%
Direct Hire revenue (000’s)	$5,320	$5,871	$8,189
Placements	232	235	388
Average fee	$22,951	$25,004	$21,090
Finance and Accounting
Total Revenue (000’s)	$41,153	$47,031	$57,062
GP %	37.8%	37.7%	37.6%
Flex revenue (000’s)	$36,008	$41,156	$50,150
Hours (000’s)	748	886	1,150
Flex GP %	28.9%	28.8%	29.0%
Direct Hire revenue (000’s)	$5,145	$5,875	$6,912
Placements	280	297	429
Average fee	$18,382	$19,754	$16,116

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Year-Over-Year
	(Per Billing Day)
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Billing Days	64	61	64	64	64
Technology	2.2%	8.5%	15.7%	23.3%	26.0%
FA	(28.2)%	(28.8)%	(30.7)%	(49.0)%	(37.6)%
Total Flex	(1.6)%	3.1%	8.7%	7.2%	11.8%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. Our non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. We view these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our unaudited condensed consolidated statements of cash flows.

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$19,056	$38,742
Capital expenditures	(1,872)	(2,221)
Free cash flow	17,184	36,521
Proceeds from the sale of our joint venture interest	5,059	—
Note receivable issued to our joint venture	(750)	—
Equity method investment	—	(500)
Change in debt	(3,300)	—
Repurchases of common stock	(11,126)	(10,270)
Cash dividends	(7,003)	(6,094)
Other	(14)	(19)
Change in cash and cash equivalents	$50	$19,638

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense (income), net, income tax expense, loss from equity method investment, adjustments associated with note receivable issued to our joint venture and impairment of equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows, or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income	$16,210	$7,072	$19,181
Depreciation and amortization	1,234	1,213	1,093
Stock-based compensation expense	4,326	4,362	4,437
Interest expense (income), net	296	(15)	608
Income tax expense	6,148	2,125	7,130
Loss from equity method investment	750	1,088	825
Adjustments associated with note receivable issued to our joint venture	(235)	1,925	—
Impairment of equity method investment	—	13,684	—
Adjusted EBITDA	$28,729	$31,454	$33,274